August 27, 2026

Victory Portfolios III

15935 La Cantera Parkway

San Antonio, TX 78256

Ladies and Gentlemen:

We have acted as counsel to Victory Portfolios III, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment No. 206 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 033-65572; 811-07852) (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about August 27, 2026, registering an indefinite number of shares of beneficial interest in the series of the Trust and classes thereof listed in Schedule A to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)the prospectuses and statements of additional information (collectively, the

“Prospectus”) filed as part of the Post-Effective Amendment;

(ii)the Trust’s certificate of trust, governing instrument, and bylaws in effect on the date of this opinion letter; and

(iii)the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment of the Shares of each series and class, and the authorization for issuance and sale of the Shares.

We also have examined and relied on certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

Victory Portfolios III

August 27, 2026

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and

(2)such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm’s name under the heading “Counsel” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP

Attachment: Schedule A

Victory Portfolios III

August 27, 2026

Schedule A

To the Opinion Letter of K&L Gates LLP, dated August 27, 2026, Filed as Exhibit (i) to Post-Effective Amendment No. 206 to the Registration Statement on Form N-1A of Victory Portfolios III (File Nos. 033-65572; 811-07852)

Victory 500 Index Fund (Member Shares and Reward Shares)

Victory Aggressive Growth Fund (Fund Shares and Institutional Shares)

Victory Capital Growth Fund (Fund Shares and Institutional Shares)

Victory Core Plus Intermediate Bond Fund (Fund Shares, Institutional Shares, Class A Shares,

Class C Shares, and Class R6 Shares)

Victory Extended Market Index Fund (Fund Shares)

Victory Global Managed Volatility Fund (Fund Shares and Institutional Shares)

Victory Growth Fund (Fund Shares and Institutional Shares)

Victory Growth & Income Fund (Fund Shares and Institutional Shares)

Victory High Income Fund (Fund Shares, Institutional Shares, and Class R6 Shares)

Victory Income Fund (Fund Shares, Institutional Shares, Class A Shares, and Class R6 Shares)

Victory Income Stock Fund (Fund Shares and Institutional Shares)

Victory Money Market Fund (Fund Shares)

Victory Nasdaq-100 Index Fund (Fund Shares, Institutional Shares, Class A Shares, Class C

Shares, and Class R6 Shares)

Victory Science & Technology Fund (Fund Shares and Class A Shares)

Victory Short-Term Bond Fund (Fund Shares, Institutional Shares, Class A Shares, and Class R6

Shares)

Victory Small Cap Stock Fund (Fund Shares and Institutional Shares)

Victory Target Retirement 2030 Fund (Fund Shares)

Victory Target Retirement 2040 Fund (Fund Shares)

Victory Target Retirement 2050 Fund (Fund Shares)

Victory Target Retirement 2060 Fund (Fund Shares)

Victory Target Retirement Income Fund (Fund Shares)

Victory Portfolios III

August 27, 2026

Victory Ultra Short-Term Bond Fund (Fund Shares, Institutional Shares, Class A Shares, and

Class R6 Shares)

Victory Value Fund (Fund Shares and Institutional Shares)